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                                                                    EXHIBIT 10.9



BANNER CENTRAL FINANCE COMPANY                            PROMISSORY NOTE
--------------------------------------------------------------------------------

        $5,325,000                                        Commerce, California
                                                          March 31, 2001



        FOR VALUE RECEIVED, the undersigned Hispanic Express, Inc. ("Borrower") promises to pay to the order of Banner Central Finance Company at its office at 5480 Ferguson Drive, Commerce, CA 90040, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, ($5,325,000) with interest at the rate of prime rate calculated at the beginning of each month for which any sum is outstanding.

Interest accrued on this Note shall be payable on the first day of each month commencing , 2001.


        Principal and interest shall be payable in installments as follows:

        Principal shall be payable on the 31st day of March, 2004.

        Interest shall be payable monthly.

        From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day per year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.

        The Note shall be governed by and construed in accordance with the laws of the State of California.

        HISPANIC EXPRESS, INC.          BANNER CENTRAL FINANCE COMPANY

        By: /s/ Gary M. Cypres          By: /s/ Gary M. Cypres
            ------------------------        ------------------------------------
            Gary M. Cypres                  Gary M. Cypres
            Chairman and President          Chairman and Chief Executive Officer

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                           ADDENDUM TO PROMISSORY NOTE


               THIS ADDENDUM is attached to and made a part of that certain promissory note executed by Hispanic Express, Inc. ("Borrower") and payable to Banner Central Finance Company ("BCF") or order, dated as of March 31, 2001 in the principal amount of Five Million Three Hundred Twenty-Five Thousand Dollars ($5,325,000) (the "Note") with interest at the rate of prime rate calculated at the beginning of each month for which any sum is outstanding.

               The following prepayment provision is hereby incorporated into the Note:

               Borrower may prepay principal on this Note at any time in the minimum amount of One Hundred Thousand Dollars ($100,000); provided however, that if the outstanding principal balance of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance hereof. In consideration of BCF providing this prepayment option to Borrower, or if this Note shall become due and payable at any time prior to the maturity date hereof ("Maturity Date") by acceleration or otherwise, Borrower shall pay to BCF immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which this Note matures, calculated as follows for each such month:

        (i) Determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until Maturity Date.

        (ii) Subtract from the amount determined in (I) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of this Note at the Treasury Rate (as defined below) in effect on the date of prepayment.

        (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by the Treasury Rate (as defined below used in (ii) above.

        Borrower acknowledges that prepayment of such amount will result in BCF incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of BCF.

        All prepayments of principal on this Note shall be applied on the most remote principal installment or installments then unpaid.



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        "Treasury Rate" as used in paragraph (ii) above means the yield to maturity at the asked price of the applicable obligation of the United States Treasury. The applicable obligation is the Treasury obligation which will mature on the Maturity Date or as soon after such date for which an asked price is readily quoted in the public securities market. Callable Treasury obligations will be deemed to mature at the earliest call date if the bid price on the date of prepayment is greater than the face value of the obligation, otherwise callable Treasury obligations will be deemed to mature at their legal maturity date. If more than one Treasury obligation matures on the same date, the obligation whose asked price on the date of prepayment is closest to its face value will be defined as the applicable obligation.

        IN WITNESS WHEREOF, this Addendum has been executed as of the same date as the Note.


        HISPANIC EXPRESS, INC.          BANNER CENTRAL FINANCE COMPANY

        By: /s/ Gary M. Cypres          By: /s/ Gary M. Cypres
           ------------------------        ------------------------------------
            Gary M. Cypres                  Gary M. Cypres
            Chairman and President          Chairman and Chief Executive Officer



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                                CREDIT AGREEMENT



               THIS AGREEMENT is entered into as of the 31st day of March 31,2001, by and between Hispanic Express, Inc. a California corporation ("Borrower") and Banner Central Finance Company (BCF).

                                          RECITAL

               A. Borrower has requested from BCF and BCF has agreed to provide to Borrower a loan on the terms and conditions contained herein.

               NOW, THEREFORE, BCF and Borrower hereby agree as follows:

                                    ARTICLE I

                                   THE CREDIT

               SECTION 1.1 TERM LOAN.

               (a) Term Loan. Subject to the terms and conditions of this Agreement, BCF hereby agrees to make a loan to Borrower in the principal amount of Five Million Three Hundred Twenty-five Thousand Dollars ($5,325,000) ("Term Loan"). Borrower's obligation to repay the Term loan shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Term Note"), all terms of which are incorporated herein by this reference.

               (b) Repayment. The principal amount of the Term Loan shall be repaid in accordance with the provisions of the Term Note.

               (c) Prepayment. Borrower may prepay principal on the Term Loan solely in accordance with the provisions of the Term Note.



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                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

               Borrower makes the following representations and warranties to BCF, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to BCF subject to this Agreement.

               SECTION 2.1 LEGAL STATUS. Borrower is a corporation duly organized and existing and in good standing under the laws of the State of Delaware, and is qualified or licensed to do business and is in good standing as a foreign corporation, if applicable in all jurisdiction in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

               SECTION 2.2 AUTHORIZATION AND VALIDITY. This Agreement, the Term Note, and each of the other Loan Documents have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

               SECTION 2.3 NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

               SECTION 2.4 NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower except as disclosed by Borrower to BCF in writing prior to the date hereof or as permitted by this Agreement.

               SECTION 2.5 OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.




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                                   ARTICLE III

                              AFFIRMATIVE COVENANTS


               Borrower covenants that so long as BCF remains committed to extend credit to Borrower pursuant to the terms of this Agreement or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to BCF and until payment in full of all obligations of Borrower subject hereto, Borrower shall:

               SECTION 3.1 PUNCTUAL PAYMENTS. Punctually pay the interest and principal on each of the Loan Documents requiring any such payments at the times and place an in the manner specified therein, and any fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

               SECTION 3.2 COMPLIANCE. Maintain the Leases and all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; conduct its business in an orderly and regular manner; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower or its business.

               SECTION 3.3 INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to Borrower's, including but not limited to fire, extended coverage, public liability, property damage and workers' compensation, carried with companies and in amounts satisfactory to BCF and delivery to BCF from time to time at BCF's request schedules setting forth all insurance then in effect.

               SECTION 3.4 TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal and including federal and state income taxes, except such as Borrower may in good faith contest or as to which a bona fide dispute may arise, provided provision is made to the satisfaction of BCF for eventual payment thereof in the event that it is found that the same is an obligation of Borrower.



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                                   ARTICLE IV

                                EVENTS OF DEFAULT

               SECTION 4.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

               (a) Borrower shall fail to pay within 3 business days of when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

               (b) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

               (c) Any default in the payment or performance of any obligation, or any defined event of default, under any of the Loan Documents other than this Agreement.

               (d) If Gary Cypres ceases to be the Chairman of the Board of Directors of the Borrower or any person or group other than Mr. Cypres and his affiliates, shall have beneficial ownership (within the meaning of Rule 13D-3 of the Securities and Exchange Commission under the Securities Act of 1934) of more than 50% of the outstanding shares of voting stock of Borrower.

               (e) Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall general fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to said Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under said Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.



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               (f) The dissolution or liquidation of Borrower or either of the
Lessees; or any of the or the directors, stockholders or members of Borrower or either of the Lessees, shall take action seeking to effect the dissolution or liquidation of Borrower or either of the Lessees as the case may be, without BCF's prior written consent.

               (g) The non-delinquent balance of the Efectiva, Small Loan, and Travel Receivable Portfolios, fall below an aggregate balance of $14,000,000.

        SECTION 4.2 REMEDIES. If an Event of Default shall occur and the applicable cure period has expired, (a) any indebtedness of Borrower under any of the Loan Documents, any term thereof to the contrary notwithstanding, shall at BCF's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (b) the obligation, if any of BCF to permit further borrowings hereunder shall immediately cease and terminate; and (c) BCF shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit accommodation from BCF subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of BCF in connection with each of the Loan Documents may be exercised at any time by BCF and from time to time after the occurrence of an Event of Default, are cumulative and are not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                    ARTICLE V

                                  MISCELLANEOUS

        SECTION 5.1 NO WAIVER. No delay, failure or discontinuance of BCF in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other right, power or remedy. Any waiver, permit, consent or approval of any kind by BCF of any breach of or default under any of the Loan Documents much be in writing and shall be effective only to the extent set forth in such writing.

        SECTION 5.2 NOTICES. All notices, request and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address.



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               BORROWER:            Hispanic Express, Inc.
                                    5480 Ferguson Drive
                                    3rd Floor
                                    Commerce, CA 90040

               BCF                  Banner Central Finance Company
                                    5480 Ferguson Drive
                                    3rd Floor
                                    Commerce, CA 90040

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

        SECTION 5.3. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, provided however, that Borrower may not assign or transfer its interest hereunder without the prior written consent of BCF. BCF reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, BCF's rights and benefits under each of the Loan Documents. In connection therewith, BCF may disclose all documents and information which BCF now has or may hereafter acquire relating to any credit extended by BCF to Borrower, or its business, any Guarantor or the business of any Guarantor, or any collateral required hereunder.

        SECTION 5.4. ENTIRE AGREEMENT, AMENDMENT. This Agreement and each other of the Loan Documents constitute the entire agreement between Borrower and BCF with respect to any extension of credit by BCF subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by each party hereto.

        SECTION 5.5. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

        SECTION 5.6. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.



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        SECTION 5.7. SEVERABILITY OF PROVISIONS. If any provision of this
Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

        SECTION 5.8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of California, except to the extent that BCF has greater rights or remedies under Federal law, in which case such choice of California law shall not be deemed to deprive BCF of such rights and remedies as may be available under Federal law.

        IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed as of the day and year first written above.

        HISPANIC EXPRESS, INC.          BANNER CENTRAL FINANCE COMPANY

        By: /s/ Gary M. Cypres          By: /s/ Gary M. Cypres
            ------------------------        ------------------------------------
            Gary M. Cypres                  Gary M. Cypres
            Chairman and President          Chairman and Chief Executive Officer



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